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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

               DATE OF EARLIEST REPORTED EVENT - November 7, 2000

                      ACCELERATED LEARNING LANGUAGES, INC.
             (Exact name of Registrant as specified in its charter)

Delaware                               #0-13895          IRS#34-1444240
---------                           -----------      ----------------------
(State or other jurisdiction of     (Commission          (IRS Employer
incorporation or organization)      File Number)     Identification Number)

                         3900 Paradise Road / Suite 227
                             Las Vegas, Nevada 89109
              (Address of Registrant's principal executive offices)

                                 (702) 942-2010
              (Registrant's telephone number, including area code)

                                 (702) 942-2014
              (Registrant's facsimile number, including area code)

                      Vast Technologies Holding Corporation
                       1562 South Parker Road / Suite 340
                             Denver, Colorado 80231
          (Former name or former address, if changed since last report)


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ITEM 5. OTHER EVENTS

         The Corporation's name has been changed from Vast Technologies Holding Corporation to Accelerated Learning Languages, Inc. effective November 7, 2000. In addition, the Corporation has acquired the language division of the Accelerated Learning Institute. The Corporation, according to its newly appointed president Peter Kenyon, will provide foreign language products and language services throughout the USA and assume existing contracts for English language program development for foreign markets. All of the programs offered by the Corporation are in the Accelerated Learning modality providing optimum learning efficiency for the user.

         In addition to this name change and the asset purchase, the Corporation wishes to report the following additional matters. Accelerated Learning Languages, Inc. has decided to change its mailing address. Formerly, mail was addressed to the corporate office at 1562 South Parker Road, Suite 340, Denver, Colorado 80231. Henceforth, the Company's mail should be sent to 3900 Paradise Road, Suite 227, Las Vegas, Nevada 89109. The Company would also like to report the following new phone numbers. For voice, the number is (702) 942-2010. For facsimile, the number is (702) 942-2014.

ITEM 7. Financial Statements and Exhibits

       Exhibits.

       99.1 Certificate of Amendment of Certificate of Incorporation of Vast Technologies Holding Corporation.

       99.2   Asset Purchase Agreement


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                                   SIGNATURES
         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Accelerated Learning Languages, Inc.
November 27, 2000


By:    /s/ Peter Kenyon
       ---------------------------
       Peter Kenyon,
       President